Exhibit 99.3

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d)

OF THE

SECURITIES EXCHANGE ACT OF 1934

January 4, 2023

Date of report (Date of earliest event reported)

KIDOZ INC.

(Exact Name of Registrant as Specified in Its Charter)

Canada	333-120120-01	98-0206369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 220, 1685 West 4th Avenue

Vancouver, BC, V6J 1L8

Canada

(Address of Principal Executive Offices)

(888) 374-2163

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock without par value	KIDZ	Toronto Venture Stock Exchange - (TSX-V)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INCORPORATION BY REFERENCE

Effective January 1, 2023, Kidoz Inc. has continued (the “Continuance”) out of the jurisdiction of the Anguillian Business Companies Act, 2022, and into the jurisdiction of the Canada Business Corporations Act (the “CBCA”).

Item 8.01	Other Events

Exhibit 99.1 - Press release announcing the Continuance to Canada Business Corporations Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws;

Exhibit 99.2 - Kidoz Inc. Bylaws in accordance with Canada Business Corporations Act

Exhibit 99.3 – Kidoz Inc. Certificate of Continuance issued by Canada Business Corporations Act

Exhibit 99.4 – Kidoz Inc. Articles of Continuance filed with Canada Business Corporations Act

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIDOZ INC.
(Registrant)

Date:	January 4, 2023	By:	/s/ J. M. Williams
J. M. WILLIAMS,
CEO

Exhibit 99.1

KIDOZ Inc.

220 - 1685 West 4th Avenue

Vancouver, B.C.

V6J 1L8

Canada

Ph: +1 888-374-2163

Fax: +1 604-694-0301

Kidoz Inc. Announces Continuance to Canada Business Corporations Act

Vancouver, B.C. Canada, January 3, 2023 – Kidoz Inc. (TSXV:KIDZ) (the “Company”), mobile AdTech developer and owner of the market-leading Kidoz Contextual Ad Network (www.kidoz.net) and the Kidoz Publisher SDK, today announces that the Company has continued (the “Continuance”) out of the jurisdiction of the Anguillian Business Companies Act, 2022, and into the jurisdiction of the Canada Business Corporations Act (the “CBCA”) effective as of January 1, 2023.

The Anguillan Government, in response to recommendations by the Organisation for Economic Co-operation and Development (OECD), recently enacted the new Anguilla Business Companies Act, 2022, which, by the Company’s adherence to provisions thereof, previously governed the corporate affairs of the Company. Prior to the enactment of the Anguilla Business Companies Act, 2022, the Company was, from 2005, a Company subsisting under the Anguilla International Business Corporations Act.

At the annual meeting of shareholders held on November 30, 2022, the shareholders of the Company approved a continuance under the British Columbia Business Corporations Act (the “BCBCA”). The principal effects of such proposed continuance were set out in detail in the Proxy Statement of the Company dated October 11, 2022 and are available on the Company’s SEDAR profile at www.sedar.com. Upon further deliberation and with the approval of the board of directors of the Company, the Continuance was instead effected under the CBCA. The Company believes the material effects of the Continuance under the CBCA as opposed to the BCBCA will not present a material difference to shareholders and that the Company and its shareholders will retain the benefit of the principle effects of the proposed continuance under the BCBCA set out in the Proxy Statement.

Management believed that it would be less advantageous to the Company and its shareholders, with respect to the execution of its present and future business plans and generally, for the Company to continue to subsist as an Anguilla corporation and that its situation would be improved, in those regards and generally, if it were to be continued to the federal jurisdiction of Canada under the CBCA and discontinued as a corporation subsisting under the Anguilla Business Companies Act, 2022.

Management additionally believes that Continuance will likely reduce the cost of maintaining the Company’s corporate headquarters and would enhance the prospects for merger and acquisition opportunities and simplify any ensuing discussions. Continuance will not affect the status of the Company as a listed company on the TSX Venture Exchange or as a reporting issuer under the securities legislation of British Columbia or any other province or territory of Canada or the United States of America, and the Company will remain subject to the requirements of all such legislation. As a federally incorporated corporation under the CBCA, the Company’s charter documents will consist of its articles of continuance and bylaws, copies of which will be available under the Company’s issuer profile on SEDAR at www.sedar.com.

About KIDOZ INC.

Kidoz Inc. (TSXV:KIDZ) (www.kidoz.net) owns the leading COPPA & GDPR compliant contextual mobile advertising network that safely reaches hundreds of millions of kids, teens, and families every month. Google certified, and Apple approved, Kidoz provides an essential suite of advertising technology that unites brands, content publishers and families. Trusted by Disney, Hasbro, Lego and more, the Kidoz Contextual Ad Network helps the world’s largest brands to safely reach and engage kids across thousands of mobile apps, websites and video channels. The Kidoz network does not use location or PII data tracking commonly used in digital advertising. Instead, Kidoz has developed advanced contextual targeting tools to enable brands to reach their ideal customers with complete brand safety. A focused AdTech solution provider, the Kidoz SDK and Kidoz Programmatic network have become essential products in the digital advertising ecosystem.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by the company) contains statements that are forward-looking, such as statements relating to anticipated future success of the company. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such actual results may differ materially from those expressed in any forward-looking statements made by or on behalf of the company. For a description of additional risks and uncertainties, please refer to the company’s filings with the Securities and Exchange Commission and on SEDAR.com. Specifically, readers should read the Company’s Annual Report on Form 10-K, filed with the SEC and on SEDAR.com on March 30, 2022, and the prospectus filed under Rule 424(b) of the Securities Act on March 9, 2005 and the SB2 filed July 17, 2007, and the TSX Venture Exchange Listing Application for Common Shares filed on June 29, 2015 on SEDAR, for a more thorough discussion of the Company’s financial position and results of operations, together with a detailed discussion of the risk factors involved in an investment in Kidoz Inc.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For more information contact:

Henry Bromley

CFO

ir@kidoz.net

(888) 374-2163

Exhibit 99.2

KIDOZ INC.

BY-LAW NO. 1

INTERPRETATION

Definitions.

As used in this by-law, the following terms have the following meanings:

“Act” means the Canada Business Corporations Act and the regulations under the Act, all as amended, re-enacted or replaced from time to time.

“Articles” means the articles of the Corporation, as amended or restated from time to time.

“Authorized Signatory” has the meaning specified in Section 2.2.

“Corporation” means Kidoz Inc.

“person” means a natural person, partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or governmental or regulatory entity, and pronouns have a similarly extended meaning.

“recorded address” means (i) in the case of a shareholder or other securityholder, the shareholder’s or securityholder’s latest address as shown in the records of the Corporation, (ii) in the case of joint shareholders or other joint securityholders, the address appearing in the records of the Corporation in respect of the joint holding or, if there is more than one address in respect of the joint holding, the first address that appears, and (iii) in the case of a director, officer or auditor, the person’s latest address as shown in the records of the Corporation or, if applicable, the last notice filed with the Director under the Act, whichever is the most recent.

“show of hands” means, in connection with a meeting, a show of hands by persons present at the meeting, the functional equivalent of a show of hands by telephonic, electronic or other means of communication and any combination of such methods.

Terms used in this by-law that are defined in the Act have the meanings given to such terms in the Act.

Interpretation.

The division of this by-law into Articles, Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect its interpretation. Words importing the singular number include the plural and vice versa. Any reference in this by-law to gender includes all genders. In this by-law the words “including”, “includes” and “include” means “including (or includes or include) without limitation”.

Subject to Act and Articles.

This by-law is subject to, and should be read in conjunction with, the Act and the Articles. If there is any conflict or inconsistency between any provision of the Act or the Articles and any provision of this by-law, the provision of the Act or the Articles will govern.

BUSINESS OF THE CORPORATION

Financial Year.

The financial year of the Corporation ends on such date of each year as the directors determine from time to time.

Execution of Instruments and Voting Rights.

Contracts, documents and instruments may be signed on behalf of the Corporation, either manually or by facsimile or by electronic means, (i) by any director or officer of the Corporation or (ii) by any other person authorized by the directors or officers from time to time (each Person referred to in (i) and (ii) is an “Authorized Signatory”). Voting rights for securities held by the Corporation may be exercised on behalf of the Corporation by any one Authorized Signatory. In addition, the directors may, from time to time, authorize any person or persons (i) to sign contracts, documents and instruments generally on behalf of the Corporation or to sign specific contracts, documents or instruments on behalf of the Corporation and (ii) to exercise voting rights for securities held by the Corporation generally or to exercise voting rights for specific securities held by the Corporation. Any Authorized Signatory, or other person authorized to sign any contract, document or instrument on behalf of the Corporation, may affix the corporate seal, if any, to any contract, document or instrument when required.

As used in this Section, the phrase “contracts, documents and instruments” means any and all kinds of contracts, documents and instruments in written or electronic form, including cheques, drafts, orders, guarantees, notes, acceptances and bills of exchange, deeds, mortgages, hypothecs, charges, conveyances, transfers, assignments, powers of attorney, agreements, proxies, releases, receipts, discharges and certificates and all other paper writings or electronic writings.

Banking Arrangements.

The banking and borrowing business of the Corporation or any part of it may be transacted with such banks, trust companies or other firms or corporations as the directors determine from time to time. All such banking and borrowing business or any part of it may be transacted on the Corporation’s behalf under the agreements, instructions and delegations, and by the one or more officers and other persons, that the directors authorize from time to time. This paragraph does not limit in any way the authority granted under Section 2.2.

DIRECTORS

Number of Directors.

If the Articles specify a minimum and a maximum number of directors, the number of directors is the number within the minimum and maximum determined by the directors from time to time. No decrease in the number of directors will shorten the term of an incumbent director. Where the number of directors has not been determined as provided in this section, the number of directors is the number of directors holding office immediately following the most recent election or appointment of directors, whether at an annual or special meeting of the shareholders, or by the directors pursuant to the Act.

Place of Meetings.

Meetings of directors may be held at any place in or outside Canada.

Calling of Meetings.

The chair of the board, the president, the chief executive officer or any two or more directors may call a meeting of the directors at any time. Meetings of directors will be held at the time and place as the person(s) calling the meeting determine.

Regular Meetings.

The directors may establish regular meetings of directors. Any resolution establishing such meetings will specify the dates, times and places of the regular meetings and will be sent to each director.

Notice of Meeting.

Subject to this section, notice of the time and place of each meeting of directors will be given to each director not less than 24 hours before the time of the meeting. No notice of meeting is required for any regularly scheduled meeting except where the Act requires the notice to specify the purpose of, or the business to be transacted at, the meeting. Provided a quorum of directors is present, a meeting of directors may be held, without notice, immediately following the annual meeting of shareholders.

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any person, or any error in any notice not affecting the substance of the notice, does not invalidate any resolution passed or any action taken at the meeting.

Waiver of Notice.

A director may waive notice of a meeting of directors, any irregularity in a notice of meeting of directors or any irregularity in a meeting of directors. Such waiver may be given in any manner and may be given at any time either before or after the meeting to which the waiver relates. Waiver of any notice of a meeting of directors cures any irregularity in the notice, any default in the giving of the notice and any default in the timeliness of the notice.

Quorum.

A majority of the number of directors in office or such greater or lesser number as the directors may determine from time to time, constitutes a quorum at any meeting of directors. Notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

Meeting by Telephonic, Electronic or Other Communication Facility.

If all the directors of the Corporation present at or participating in a meeting of directors consent, a director may participate in such meeting by means of a telephonic, electronic or other communication facility. A director participating in a meeting by such means is deemed to be present at the meeting. Any consent is effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the directors

Chair.

The chair of any meeting of directors is the first mentioned of the following officers that is a director and is present at the meeting:

(a)	the chair of the board; or
(b)	the president.

If no such person is present at the meeting, the directors present shall choose one of their number to chair the meeting.

Secretary.

The corporate secretary, if any, will act as secretary at meetings of directors. If a corporate secretary has not been appointed or the corporate secretary is absent, the chair of the meeting will appoint a person, who need not be a director, to act as secretary of the meeting.

Votes to Govern.

At all meetings of directors, every question shall be decided by a majority of the votes cast. In case of an equality of votes, the chair of the meeting is not entitled to a second or casting vote.

Remuneration and Expenses.

The directors may determine from time to time the remuneration, if any, to be paid to a director for his or her services as a director. The directors are also entitled to be reimbursed for travelling and other out-of-pocket expenses properly incurred by them in attending directors meetings, committee meetings and shareholders meetings and in the performance of other duties of directors of the Corporation. The directors may also award additional remuneration to any director undertaking special services on the Corporation’s behalf beyond the services ordinarily required of a director by the Corporation.

A director may be employed by or provide services to the Corporation otherwise than as a director. Such a director may receive remuneration for such employment or services in addition to any remuneration paid to the director for his or her services as a director.

COMMITTEES

Committees of Directors.

The directors may appoint from their number one or more committees and delegate to such committees any of the powers of the directors except those powers that, under the Act, a committee of directors has no authority to exercise.

Proceedings.

Meetings of committees of directors may be held at any place in or outside Canada. At all meetings of committees, every question shall be decided by a majority of the votes cast on the question. Unless otherwise determined by the directors, each committee of directors may make, amend or repeal rules and procedures to regulate its meetings including: (i) fixing its quorum, provided that quorum may not be less than a majority of its members; (ii) procedures for calling meetings; (iii) requirements for providing notice of meetings; (iv) selecting a chair for a meeting; and (v) determining whether the chair will have a deciding vote in the event there is an equality of votes cast on a question.

Subject to a committee of directors establishing rules and procedures to regulate its meetings, Section 3.2 to Section 3.11 inclusive apply to committees of directors, with such changes as are necessary.

OFFICERS

Appointment of Officers.

The directors may appoint such officers of the Corporation as they deem appropriate from time to time. The officers may include any of a chair of the board, a president, a chief executive officer, one or more vice-presidents, a chief financial officer, a corporate secretary and a treasurer and one or more assistants to any of the appointed officers. No person may be the chair of the board unless that person is a director.

Powers and Duties.

Unless the directors determine otherwise, an officer has all powers and authority that are incident to his or her office. An officer will have such other powers, authority, functions and duties that are prescribed or delegated, from time to time, by the directors, or by other officers if authorized to do so by the directors. The directors or authorized officers may, from time to time, vary, add to or limit the powers and duties of any officer.

Chair of the Board.

If appointed, the chair of the board will preside at directors meetings and shareholders meetings in accordance with Section 3.9 and Section 7.9, respectively. The chair of the board will have such other powers and duties as the directors determine.

President.

If appointed, the president of the Corporation will have general powers and duties of supervision of the business and affairs of the Corporation. The president will have such other powers and duties as the directors determine. Subject to Section 3.10 and Section 7.9, during the absence or disability of the corporate secretary or the treasurer, or if no corporate secretary or treasurer has been appointed, the president will also have the powers and duties of the office of corporate secretary and treasurer, as the case may be.

Corporate Secretary.

If appointed, the corporate secretary will have the following powers and duties: (i) the corporate secretary will give or cause to be given, as and when instructed, notices required to be given to shareholders, directors, officers, auditors and members of committees of directors; (ii) the corporate secretary may attend at and be the secretary of meetings of directors, shareholders, and committees of directors and will have the minutes of all proceedings at such meetings entered in the books and records kept for that purpose; and (iii) the corporate secretary will be the custodian of any corporate seal of the Corporation and the books, papers, records, documents, and instruments belonging to the Corporation, except when another officer or agent has been appointed for that purpose. The corporate secretary will have such other powers and duties as the directors or the president of the Corporation determine.

Treasurer.

If appointed, the treasurer of the Corporation will have the following powers and duties: (i) the treasurer will ensure that the Corporation prepares and maintains adequate accounting records in compliance with the Act; (ii) the treasurer will also be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; and (iii) at the request of the directors, the treasurer will render an account of the Corporation’s financial transactions and of the financial position of the Corporation. The treasurer will have such other powers and duties as the directors or the president of the Corporation determine.

Removal of Officers.

The directors may remove an officer from office at any time, with or without cause. Such removal is without prejudice to the officer’s rights under any employment contract with the Corporation.

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

Limitation of Liability.

Subject to the Act and other applicable law, no director or officer is liable for: (i) the acts, omissions, receipts, failures, neglects or defaults of any other director, officer or employee; (ii) joining in any receipt or other act for conformity; (iii) any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation; (iv) the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested; (v) any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited; or (vi) any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation to his office.

Indemnity.

The Corporation will indemnify to the fullest extent permitted by the Act (i) any director or officer of the Corporation, (ii) any former director or officer of the Corporation, (iii) any individual who acts or acted at the Corporation’s request as a director or officer, or in a similar capacity, of another entity, and (iv) their respective heirs and legal representatives. The Corporation is authorized to execute agreements in favour of any of the foregoing persons evidencing the terms of the indemnity. Nothing in this by-law limits the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

Insurance.

The Corporation may purchase and maintain insurance for the benefit of any person referred to in Section 6.2 against such liabilities and in such amounts as the directors may determine and as are permitted by the Act.

SHAREHOLDERS

Calling Annual and Special Meetings.

The board of directors (by way of a resolution passed at a meeting where there is a quorum of directors or by way of written resolution signed by all directors) have the power to call annual meetings of shareholders and special meetings of shareholders. Two or more of the directors, the chair of the board or the president may also call meetings of shareholders provided that the business to be transacted at such meeting has been approved by the board. Annual meetings of shareholders and special meetings of shareholders will be held on the date and at the time and place within Canada as the directors shall determine or at any place outside Canada that may be specified in the Articles or agreed to by all of the shareholders entitled to vote at the meeting.

Electronic Meetings.

Meetings of shareholders may be held entirely by means of telephonic, electronic or other communications facility that permits all participants to communicate adequately with each other during the meeting. The directors may establish procedures regarding the holding of meetings of shareholders by such means.

Notice of Meetings.

If the Corporation is not a distributing corporation, then the time period to provide notice of the time and place of a meeting of shareholders is not less than 48 hours and not more than sixty (60) days before the meeting. If the Corporation is a distributing corporation, then the time period to provide notice of the time and place of a meeting of shareholders is not less than twenty-one (21) days and not more than sixty (60) days before the meeting.

The accidental omission to give notice of any meeting of shareholders to, or the non-receipt of any notice by, any person, or any error in any notice not affecting the substance of the notice, does not invalidate any resolution passed or any action taken at the meeting.

Waiver of Notice.

A shareholder, a proxyholder, a director or the auditor and any other person entitled to attend a meeting of shareholders may waive notice of a meeting of shareholders, any irregularity in a notice of meeting of shareholders or any irregularity in a meeting of shareholders. Such waiver may be waived in any manner and may be given at any time either before or after the meeting to which the waiver relates. Waiver of any notice of a meeting of shareholders cures any irregularity in the notice, any default in the giving of the notice and any default in the timeliness of the notice.

Representatives.

A representative of a shareholder that is a body corporate or an association will be recognized if (i) a certified copy of the resolution of the directors or governing body of the body corporate or association, or a certified copy of an extract from the by-laws of the body corporate or association, authorizing the representative to represent the body corporate or association is deposited with the Corporation, or (ii) the authorization of the representative is established in another manner that is satisfactory to the corporate secretary or the chair of the meeting.

Persons Entitled to be Present.

The only persons entitled to be present at a meeting of shareholders are those persons entitled to vote at the meeting, the directors, the officers, the auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the Articles or by-laws to be present at the meeting. Any other person may be admitted with the consent of the chair of the meeting or the persons present who are entitled to vote at the meeting.

Quorum.

A quorum of shareholders is present at a meeting of shareholders if the holders of not less than 33 1/3% of the shares entitled to vote at the meeting are present in person or represented by proxy (including electronically), irrespective of the number of persons actually present at the meeting.

Proxies.

A proxy shall comply with the applicable requirements of the Act and other applicable law and will be in such form as the directors may approve from time to time or such other form as may be acceptable to the chair of the meeting at which the instrument of proxy is to be used. A proxy will be acted on only if it is deposited with the Corporation or its agent prior to the time specified in the notice calling the meeting at which the proxy is to be used or it is deposited with the corporate secretary, a scrutineer or the chair of the meeting or any adjournment of the meeting prior to the time of voting.

Chair, Secretary and Scrutineers.

The chair of any meeting of shareholders is the first mentioned of the following officers that is present at the meeting:

(a)	the chair of the board;
(b)	the president; or
(c)	a vice-president (in order of corporate seniority).

If no such person is present at the meeting, the persons present who are entitled to vote shall choose a director who is present, or a shareholder who is present, to chair the meeting.

The corporate secretary, if any, will act as secretary at meetings of shareholders. If a corporate secretary has not been appointed or the corporate secretary is absent, the chair of the meeting will appoint a person, who need not be a shareholder, to act as secretary of the meeting.

If desired, the chair of the meeting may appoint one or more persons, who need not be shareholders, to act as scrutineers at any meeting of shareholders. The scrutineers will assist in determining the number of shares held by persons entitled to vote who are present at the meeting and the existence of a quorum. The scrutineers will also receive, count and tabulate ballots and assist in determining the result of a vote by ballot, and do such acts as are necessary to conduct the vote in an equitable manner. The decision of a majority of the scrutineers shall be conclusive and binding upon the meeting and a declaration or certificate of the scrutineers will be conclusive evidence of the facts declared or stated in it.

Procedure.

The chair of a meeting of shareholders will conduct the meeting and determine the procedure to be followed at the meeting. The chair’s decision on all matters or things, including any questions regarding the validity or invalidity of a form of proxy or other instrument appointing a proxy, shall be conclusive and binding upon the meeting of shareholders.

Manner of Voting.

Subject to the Act and other applicable law, any question at a meeting of shareholders shall be decided by a show of hands, unless a ballot on the question is required or demanded. Subject to the Act and other applicable law, the chair of the meeting may require a ballot or any person who is present and entitled to vote may demand a ballot on any question at a meeting of shareholders. The requirement or demand for a ballot may be made either before or after any vote on the question by a show of hands. A ballot will be taken in the manner the chair of the meeting directs. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. The result of such ballot shall be the decision of the shareholders upon the question.

In the case of a vote by a show of hands, each person present who is entitled to vote has one vote. If a ballot is taken, each person present who is entitled to vote is entitled to the number of votes that are attached to the shares which such person is entitled to vote at the meeting.

Notwithstanding the foregoing, voting may occur electronically.

Votes to Govern.

Any question at a meeting of shareholders shall be decided by a majority of the votes cast on the question unless the Articles, the by-laws, the Act or other applicable law requires otherwise. In case of an equality of votes either when the vote is by a show of hands or when the vote is by a ballot, the chair of the meeting is not entitled to a second or casting vote.

Adjournment.

The chair of any meeting of shareholders may postpone, or, with the consent of the persons present who are entitled to vote at the meeting, adjourn the meeting from time to time and place to place, subject to such conditions as such persons may decide. Any adjourned meeting is duly constituted if held in accordance with the terms of the adjournment and a quorum is present at the adjourned meeting. Any business may be considered and transacted at any adjourned meeting which might have been considered and transacted at the original meeting of shareholders.

SECURITIES

Form of Security Certificates.

Subject to the Act, security certificates, if required, will be in the form that the directors approve from time to time or that the Corporation adopts.

Transfer of Shares.

No transfer of a security issued by the Corporation will be registered except upon (i) presentation of the security certificate representing the security with an endorsement which complies with the Act, together with such reasonable assurance that the endorsement is genuine and effective as the directors may require, (ii) payment of all applicable taxes and fees and (iii) compliance with the Articles. If no security certificate has been issued by the Corporation in respect of a security issued by the Corporation, clause (i) above may be satisfied by presentation of a duly executed security transfer power, together with such reasonable assurance that the security transfer power is genuine and effective as the directors may require. Transfers approved by a transfer agent shall also be valid.

Transfer Agents and Registrars.

The Corporation may from time to time appoint one or more agents to maintain, for each class or series of securities issued by it in registered or other form, a central securities register and one or more branch securities registers. Such an agent may be designated as transfer agent or registrar according to their functions and one person may be designated both registrar and transfer agent. The Corporation may at any time terminate such appointment.

PAYMENTS

Payments of Dividends and Other Distributions.

Any dividend or other distribution payable in cash to shareholders will be paid by cheque or by electronic means or by such other method as the directors may determine. The payment will be made to or to the order of each registered holder of shares in respect of which the payment is to be made. Cheques will be sent to the registered holder’s recorded address, unless the holder otherwise directs. In the case of joint holders, the payment will be made to the order of all such joint holders and, if applicable, sent to them at their recorded address, unless such joint holders otherwise direct. The sending of the cheque or the sending of the payment by electronic means or the sending of the payment by a method determined by the directors in an amount equal to the dividend or other distribution to be paid less any tax that the Corporation is required to withhold will satisfy and discharge the liability for the payment, unless payment is not made upon presentation, if applicable.

Non-Receipt of Payment.

In the event of non-receipt of any payment made as contemplated by Section 9.1 by the person to whom it is sent, the Corporation may issue re-payment to such person for a like amount. The directors may determine, whether generally or in any particular case, the terms on which any re-payment may be made, including terms as to indemnity, reimbursement of expenses, and evidence of non-receipt and of title.

Unclaimed Dividends.

To the extent permitted by law, any dividend or other distribution that remains unclaimed after a period of 2 years from the date on which the dividend has been declared to be payable is forfeited and will revert to the Corporation.

MISCELLANEOUS

Notices.

Any notice, communication or document required to be given, delivered or sent by the Corporation to any director, officer, shareholder or auditor is sufficiently given, delivered or sent if delivered personally, or if delivered to the person’s recorded address, or if mailed to the person at the person’s recorded address by prepaid mail, or if otherwise communicated by electronic means permitted by the Act. The directors may establish procedures to give, deliver or send a notice, communication or document to any director, officer, shareholder or auditor by any means of communication permitted by the Act or other applicable law. In addition, any notice, communication or document may be delivered by the Corporation in the form of an electronic document.

Notice in accordance with notice-and-access provisions under applicable securities laws shall also be valid.

Notice to Joint Holders.

If two or more persons are registered as joint holders of any security, any notice may be addressed to all such joint holders but notice addressed to one of them constitutes sufficient notice to all of them.

Computation of Time.

In computing the date when notice must be given when a specified number of days’ notice of any meeting or other event is required, the date of giving the notice is excluded and the date of the meeting or other event is included.

Persons Entitled by Death or Operation of Law.

Every person who, by operation of law, transfer, death of a securityholder or any other means whatsoever, becomes entitled to any security, is bound by every notice in respect of such security which has been given to the securityholder from whom the person derives title to such security. Such notices may have been given before or after the happening of the event upon which they became entitled to the security.

EFFECTIVE DATE

Effective Date.

This by-law comes into force on the date shown on the Corporation’s certificate of continuance under the Act.

REPEAL

Repeal.

All previous by-laws of the Corporation are repealed as of the coming into force of this by-law. Such repeal does not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under any such by-law prior to its repeal. This by-law was made by resolution of the directors effective on the date shown on the Corporation’s certificate of continuance under the Act.

/s/ T. M. Williams
Authorized Signatory

Exhibit 99.3

Innovation, Science and Economic Development Canada
Corporations Canada

Innovation, Sciences et Développement économique Canada
Corporations Canada

Certificate of Continuance

Canada Business Corporations Act

Certificat de prorogation

Loi canadienne sur les sociétés par actions

KIDOZ INC.

Corporate name / Dénomination sociale

1416236-6

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation, the articles of continuance of which are attached, is continued under section 187 of the *Canada Business Corporations Act* (CBCA).

JE CERTIFIE que la société susmentionnée, dont les clauses de prorogation sont jointes, est prorogée en vertu de l'article 187 de la *Loi canadienne sur les sociétés par actions* (LCSA).

Hantz Prosper

Director / Directeur

2023-01-01

Date of Continuance (YYYY-MM-DD)
Date de prorogation (AAAA-MM-JJ)

Canada

Exhibit 99.4

Innovation, Science and Economic Development Canada
Corporations Canada

Innovation, Sciences et Développement économique Canada
Corporations Canada

Canada Business Corporations Act **(CBCA)**
FORM 11
ARTICLES OF CONTINUANCE
(Section 187)

1 - Corporate name

KIDOZ INC.

2 - The province or territory in Canada where the registered office is situated (do not indicate the full address)

British Columbia

3 - The classes and any maximum number of shares that the corporation is authorized to issue

An unlimited number of Common shares without special rights and restrictions attached

4 - Restrictions, if any, on share transfers

None

5 - Minimum and maximum number of directors (for a fixed number of directors, indicate the same number in both boxes)

Minimum number 1 **Maximum number** 10

6 - Restrictions, if any, on the business the corporation may carry on

None

7 a) - If change of name effected, previous name

NA

7 b) - Details of incorporation

See Schedule A attached

8 - Other provisions, if any

See Schedule B attached

9 - Declaration

I hereby certify that I am a director or an authorized officer of the corporation continuing into the CBCA.

Print name	Signature
T. M. Willliams	/s/ T. M. Williams

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5,000 or to imprisonment for a term not exceeding six months or to both (subsection 250(1) of the CBCA).

ISED-ISDE 3247E (2016/11) Page 1 of 2

Canada